UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 17, 2020

DIGITAL REALTY TRUST, INC.
DIGITAL REALTY TRUST, L.P.
(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco , California		94111
(Address of principal executive offices)		(Zip Code)

(
415
)
738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	DLR	New York Stock Exchange
Series C Cumulative Redeemable Perpetual Preferred Stock	DLR Pr C	New York Stock Exchange
Series G Cumulative Redeemable Preferred Stock	DLR Pr G	New York Stock Exchange
Series I Cumulative Redeemable Preferred Stock	DLR Pr I	New York Stock Exchange
Series J Cumulative Redeemable Preferred Stock	DLR Pr J	New York Stock Exchange
Series K Cumulative Redeemable Preferred Stock Series L Cumulative Redeemable Preferred Stock	DLR Pr K DLR Pr L	New York Stock Exchange New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company	☐

Digital Realty Trust, L.P.:	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Digital Realty Trust, Inc.:
☐
Digital Realty Trust, L.P.:
☐

Introductory Note
Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” “our,” “our company,” “the company” or “Digital Realty” refer to Digital Realty Trust, Inc., together with its consolidated subsidiaries, including Digital Realty Trust, L.P., our “operating partnership.”
Item 1.01.	Entry into a Material Definitive Agreement.

On January
17
, 2020, Digital Dutch Finco B.V., a wholly owned indirect finance subsidiary of the operating partnership, issued and sold
€
300.0 million aggregate principal amount of 0.125% Guaranteed Notes due 2022 (the “2022 Notes”),
€
650.0 million aggregate principal amount of 0.625% Guaranteed Notes due 2025 (the “2025 Notes”) and
€
750.0 million aggregate principal amount of 1.500% Guaranteed Notes due 2030 (the “2030 Notes” and, together with the 2022 Notes and 2025 Notes, the “Euro Notes”). The Euro Notes are senior unsecured obligations of Digital Dutch Finco B.V. and are fully and unconditionally guaranteed by Digital Realty Trust, Inc. and the operating partnership. The Euro Notes were sold outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Euro Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to United States persons (within the meaning of Regulation S under the Securities Act) absent registration or an applicable exemption from the registration requirements. The terms of each series of Euro Notes are governed by separate indentures, each dated as of January 17, 2020, among Digital Dutch Finco B.V., Digital Realty Trust, Inc., the operating partnership, Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as paying agent and a transfer agent, and Deutsche Bank Luxembourg S.A., as registrar and a transfer agent (each, an “Indenture” and together, the “Indentures”), copies of which are attached hereto as Exhibit
s
4.1, 4.2 and 4.3 and incorporated herein by reference. The Indentures contain various restrictive covenants, including limitations on our ability to incur additional indebtedness and requirements to maintain a pool of unencumbered assets. The descriptions of the Indentures, the Euro Notes and the guarantees in this report are summaries and are qualified in their entirety by the terms of the Indentures, including the forms of the Euro Notes included therein.
Net proceeds from the offering were approximately
€
1,678.6 million after deducting managers’ discounts and estimated offering expenses. We intend to allocate an amount equal to the net proceeds from the offering of the 2025 Notes and the 2030 Notes to finance or refinance, in whole or in part, recently completed or future green building, energy and resource efficiency and renewable energy projects (collectively, “Eligible Green Projects”), including the development and redevelopment of such projects. Pending the allocation of an amount equal to the net proceeds of the 2025 Notes and the 2030 Notes to Eligible Green Projects, all or a portion of an amount equal to the net proceeds from such notes may be used for the repayment, redemption and/or discharge of debt of InterXion Holding N.V. (“InterXion”) or its subsidiaries and the payment of certain transaction fees and expenses incurred in connection with our previously announced combination with InterXion. We intend to use the net proceeds from the offering of the 2022 Notes and, pending the uses described in the previous sentence, may use the net proceeds from the offering of the 2025 Notes and the 2030 Notes to temporarily repay borrowings outstanding under the operating partnership’s global credit facilities, acquire additional properties or businesses, fund development opportunities, invest in interest-bearing accounts and short-term, interest-bearing securities which are consistent with Digital Realty Trust, Inc.’s intention to qualify as a REIT for U.S. federal income tax purposes, and to provide for working capital and other general corporate purposes, including potentially for the repayment of other debt or the repurchase, redemption or retirement of outstanding debt or equity securities, or a combination of the foregoing.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January
17
, 2020, Digital Dutch Finco B.V., a wholly owned indirect finance subsidiary of the operating partnership, issued and sold
€
300.0 million aggregate principal amount of the 2022 Notes,
€
650.0 million aggregate principal amount of the 2025 Notes and
€
750.0 million aggregate principal amount of the 2030 Notes. The purchase price paid by the initial purchasers for the 2022 Notes was 99.910% of the principal amount thereof, for the 2025 Notes was 99.347% of the principal amount thereof and for the 2030 Notes was 99.206% of the principal amount thereof. The 2022 Notes bear interest at the rate of 0.125% per annum and will mature on October 15, 2022. The 2025 Notes bear interest at the rate of 0.625% per annum and will mature on July 15, 2025. The 2030 Notes bear interest at the rate of 1.500% per annum and will mature on March 15, 2030. Interest is payable on the 2022 Notes on October 15 of each year beginning on October 15, 2020, on the 2025 Notes on July 15 of each year beginning on July 15, 2020 and on the 2030 Notes on March 15 of each year beginning on March 15, 2021. The Euro Notes are senior unsecured obligations of Digital Dutch Finco B.V. and rank equally in right of payment with all of Digital Dutch Finco B.V.’s other existing and future senior unsecured and unsubordinated indebtedness. Digital Dutch Finco B.V.’s obligations under the Euro Notes are fully and unconditionally guaranteed by Digital Realty Trust, Inc. and the operating partnership.
The Euro Notes are redeemable in whole at any time or in part from time to time, at Digital Dutch Finco B.V.’s option, at a redemption price equal to the sum of:
•	an amount equal to 100% of the principal amount of the Euro Notes to be redeemed plus accrued and unpaid interest up to, but not including, the redemption date; and

•	a make-whole premium calculated in accordance with the terms of the Indentures.

Notwithstanding the foregoing, if any of the 2022 Notes are redeemed on or after 30 days prior to the maturity date, any of the 2025 Notes are redeemed on or after 30 days prior to the maturity date or any of the 2030 Notes are redeemed on or after 90 days prior to the maturity date, the redemption price will not include a make-whole premium.
In addition, the offering is not conditioned upon the completion of the InterXion combination; however, if the InterXion combination is not consummated on or prior to January 27, 2021, or the InterXion purchase agreement is terminated prior to such date, the issuer will be required to redeem all of the 2025 Notes and 2030 Notes at a redemption price equal to 101% of the principal amount of such notes, plus accrued and unpaid interest, if any, up to, but not including, the redemption date.
All payments of principal and interest on the Euro Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge imposed by the United States or a political subdivision or taxing authority thereof or therein having power to tax, unless the withholding of such tax, assessment or governmental charge is required by law or the official interpretation or administration thereof. In the event such withholding or deduction of taxes is required by law, then, subject to certain exceptions, Digital Dutch Finco B.V. will pay such “additional amounts” necessary so that the net payment of the principal of and interest on the Euro Notes to a holder who is not a United States person for United States federal income tax purposes, including additional amounts, after the withholding or deduction, will not be less than the amount provided in such Euro Notes to be then due and payable.
If, due to certain changes in tax law, Digital Dutch Finco B.V. has or will become obligated to pay additional amounts on the Euro Notes or if there is a substantial probability that Digital Dutch Finco B.V. will become obligated to pay additional amounts on the Euro Notes, then Digital Dutch Finco B.V. may, on giving not less than 15 days’ nor more than 45 days’ notice, at its option, redeem the Euro Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Euro Notes to be redeemed, together with interest accrued and unpaid to the date fixed for redemption.
Certain events are considered events of default, which may result in the accelerated maturity of the 2022 Notes, the 2025 Notes or the 2030 Notes, including:
•	a default for 30 days in payment of any installment of interest under the Euro Notes of such series;

•	a default in the payment of the principal amount or redemption price due with respect to the Euro Notes of such series, when the same becomes due and payable;

•	Digital Dutch Finco B.V.’s, Digital Realty Trust, Inc.’s, or the operating partnership’s failure to comply with any of their respective other agreements in the Euro Notes or the applicable Indenture with respect to such series upon receipt by Digital Dutch Finco B.V., Digital Realty Trust, Inc., or the operating partnership of notice of such default from the trustee or from holders of not less than 25% in aggregate principal amount of the Euro Notes of such series then outstanding and Digital Dutch Finco B.V.’s, Digital Realty Trust, Inc.’s, or the operating partnership’s failure to cure (or obtain a waiver of) such default within 60 days after receipt of such notice;

•	failure to pay any indebtedness that is (a) of Digital Dutch Finco B.V., Digital Realty Trust, Inc., the operating partnership, any subsidiary in which the operating partnership has invested at least $75,000,000 in capital, which we refer to as a Significant Subsidiary, or any entity in which the operating partnership is the general partner, and (b) in an outstanding principal amount in excess of $75,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to Digital Dutch Finco B.V. from the trustee (or to Digital Dutch Finco B.V. and the trustee from holders of at least 25% in principal amount of the outstanding Euro Notes of such series); or

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Digital Dutch Finco B.V., Digital Realty Trust, Inc., the operating partnership or any Significant Subsidiary or any substantial part of their respective property.

In addition, the Indentures governing the 2025 Notes and 2030 Notes provide that failure to comply with the special mandatory redemption provisions in such Indentures will also constitute an event of default with respect to the 2025 Notes and the 2030 Notes.
The descriptions of the Indentures, the Euro Notes and the guarantees in this report are summaries and are qualified in their entirety by the terms of the Indentures, including the forms of the Euro Notes included therein, copies of which are attached hereto as Exhibits 4.1, 4.2 and 4.3 and incorporated herein by reference.
Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1
Indenture, dated as of January 17, 2020, among Digital Dutch Finco B.V., Digital Realty Trust, Inc., Digital Realty Trust, L.P., Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as paying agent and a transfer agent, and Deutsche Bank Luxembourg S.A., as registrar and a transfer agent, including the form of the 0.125% Guaranteed Notes due 2022.

4.2
Indenture, dated as of January 17, 2020, among Digital Dutch Finco B.V., Digital Realty Trust, Inc., Digital Realty Trust, L.P., Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as paying agent and a transfer agent, and Deutsche Bank Luxembourg S.A., as registrar and a transfer agent, including the form of the 0.625% Guaranteed Notes due 2025.

4.3
Indenture, dated as of January 17, 2020, among Digital Dutch Finco B.V., Digital Realty Trust, Inc., Digital Realty Trust, L.P., Deutsche Trustee Company Limited, as trustee, Deutsche Bank AG, London Branch, as paying agent and a transfer agent, and Deutsche Bank Luxembourg S.A., as registrar and a transfer agent, including the form of the 1.500% Guaranteed Notes due 2030.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: January 17, 2020

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Executive Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Executive Vice President, General Counsel and Secretary